EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors

Oxford Media Corp.

As independent certified public accountants, we hereby consent to the use of our report dated June 30, 2004, with respect to the financial statements of Oxford Media Corp., in the Registration Statement of Oxford Media Corp on Form SB-2 relating to the registration of 1,000,000 shares of common stock to be filed on or about January 7, 2005. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

                                    HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah

January 7, 2004